UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

Codexis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (650) 421-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Codexis, Inc. (the “Company”) held a virtual Annual Meeting of Stockholders (the “Annual Meeting”) on June 15, 2021 online. The results of the matters voted on by the Company’s stockholders are set forth immediately below.

Proposal No. 1

To elect three Class II Directors to the Company’s Board of Directors (the “Board”) to hold office for three-year terms expiring at the 2024 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal:

	Number of Votes
Name of Nominee	For	Withheld	Broker Non-Votes
Jennifer Aaker, Ph.D.	44,026,109	119,623	10,196,540
Esther Martinborough, Ph.D.	44,025,104	120,628	10,196,540
John J. Nicols	43,899,606	246,126	10,196,540

Each of the nominees nominated in Proposal No. 1 was elected.

Proposal No. 2

To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

Number of Votes
For	Against	Abstain
54,193,710	86,622	50,992

Proposal No. 2 was approved.

Item 8.01.	Other Events.

On June 15, 2021, following the Annual Meeting, the Board appointed Byron Dorgan as the Chair of the Board, filling the vacancy left by Bernard Kelley’s retirement from the Board at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2021

CODEXIS, INC.

By:	/s/ Ross Taylor
Name:	Ross Taylor
Title:	Senior Vice President and Chief Financial Officer